UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2019

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)
(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement

Exchange Agreements

On September 12, 2019, PDL BioPharma, Inc. (the “Company”) announced that it has entered into separate, privately negotiated agreements (the “Exchange Agreements”) with a limited number of holders of the Company’s 2.75% Convertible Senior Notes due 2021 (the “Existing Notes”) to exchange an aggregate of approximately $86.1 million principal amount of Existing Notes for (i) an aggregate of approximately $86.1 million original principal amount of new 2.75% Exchange Convertible Senior Notes due 2024 (the “Exchange Notes”); and (ii) an aggregate of $6.0 million in cash (such transactions, collectively, the “Exchange”).

Each $1,000 principal amount of Existing Notes subject to Exchange Agreements will be exchanged for $1,000 principal amount of Exchange Notes and a cash payment of $70. Following the closing of the Exchange, approximately $63.9 million aggregate principal amount of the Existing Notes will remain outstanding with terms unchanged. The Exchange is subject to customary closing conditions and is expected to close on September 17, 2019. The Exchange Notes will be issued in private placements exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will not receive any cash proceeds from the issuance of the Exchange Notes.

A copy of the Form of Exchange Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Indenture and Supplemental Indenture Relating to the Exchange Notes

The Exchange Notes will be governed by a supplemental indenture, expected to be dated as of September 17, 2019 (the “Supplemental Indenture”), to the Indenture, expected to be dated September 17, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), relating to the issuance by the Company of the Exchange Notes.

The Exchange Notes will accrue interest at a rate of 2.75% per year, payable in cash semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2019, and will mature on December 1, 2024, unless earlier repurchased, redeemed or converted. Interest on the Exchange Notes will accrue from June 1, 2019.

The original principal amount of the Exchange Notes will accrete at a rate of 2.375% per year commencing September 17, 2019 through the maturity date of the Exchange Notes. The accreted principal amount of the Exchange Notes is payable in cash upon maturity. However, regular cash interest payments on the Exchange Notes, and the composition of the consideration due upon their conversion, will be determined based on their original principal amount and not their accreted principal amount.

The Exchange Notes will have an initial conversion rate of 262.2951 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), per $1,000 original principal amount, subject to adjustment, and will be convertible into cash, shares of Common Stock or any combination of cash and shares of Common Stock, at the Company’s election. The Exchange Notes will be convertible at the option of the holders in certain circumstances and during certain periods prior to the close of business on the business day immediately preceding June 1, 2024 or at any time beginning on June 1, 2024 until the close of business on the second scheduled trading day immediately preceding the stated maturity.

In the event of a “fundamental change” (as defined in the Indenture), holders of the Exchange Notes may require the Company to repurchase all or any portion of their Exchange Notes for cash at a repurchase price equal to 100% of the accreted principal amount of such Exchange Notes on the fundamental change repurchase date, plus accrued and unpaid interest, if any, to, but excluding, such repurchase date. If a “make-whole fundamental change” (as defined in the Indenture) occurs, then, under certain circumstances, the Company will increase the conversion rate applicable to Exchange Notes converted in connection with that make-whole fundamental change.

On or after December 1, 2021 and on or before the 60th trading day before the stated maturity, the Company may redeem all or any portion of the Exchange Notes for cash at a redemption price equal to 100% of their accreted principal amount on the redemption date, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price of the Common Stock equals or exceeds 128% of the conversion price of the Exchange Notes in effect on (i) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which we provide notice of the redemption and (ii) the trading day immediately before the date on which we provide notice of the redemption.

The Exchange Notes will be senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness, including the Existing Notes that remain outstanding after the Exchange. The Exchange Notes will rank senior in right of payment to any existing or future indebtedness of the Company which is subordinated by its terms.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Exchange is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 12, 2019, in connection with the Exchange, the Company entered into a capped call transaction with Royal Bank of Canada (the “Counterparty” or “RBC”). The capped call transaction covers, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the Exchange Notes. The capped call transaction is intended to reduce the dilutive impact of the conversion feature of the Exchange Notes on the Company’s outstanding shares of common stock and/or offset any cash payments the Company will be required to make in excess of the original principal amount upon any conversion of the Exchange Notes, with such offset subject to a cap. In connection with the Exchange, the Company also entered into an unwind agreement with the Counterparty in order to partially unwind the previous capped call transaction entered into by the Company related to the Existing Notes.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding Exchange is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Exchange is incorporated herein by reference.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01. Exhibit 99.1 to this Current Report on Form 8-K is furnished only under this Item 7.01 and not any other Item of this Current Report.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These offer and sale of the securities have not been registered under the Securities Act or any state securities laws and, unless so registered, they may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. The factors that could cause actual results to differ from what is described herein, include any failure of the Exchange to close due to failure of conditions to closing, financial market conditions or otherwise. The Company is subject to additional risks and uncertainties described in the Company’s annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis and expectations only as of the date of this Form 8-K. Except as required by law, the Company undertakes no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement
99.1	PDL BioPharma, Inc. Press Release, issued on September 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Dominique Monnet
Dominique Monnet
President and Chief Executive Officer

Dated: September 12, 2019

Exhibit Index

Exhibit No.	Description

10.1	Form of Exchange Agreement
99.1	PDL BioPharma, Inc. Press Release, issued on September 12, 2019